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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

PENN NATIONAL GAMING, INC.

Offer to Exchange all Outstanding
6 3/4% Senior Subordinated Notes due 2015
for
6 3/4% Senior Subordinated Notes due 2015
That Have Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus, dated                        , 2005

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                , 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Penn National Gaming, Inc. (the "Company") made pursuant to the Prospectus, dated            , 2005 (the "Prospectus"), if certificates for the outstanding 6 3/4% Senior Subordinated Notes due 2015 of the Company (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery To: Wells Fargo Bank, National Association, Exchange Agent

By Regular Mail or Overnight Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Hand: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402
Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg

By Facsimile: (612) 667-4927 Attn: Bondholder Communications	To Confirm by Telephone: (800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Aggregate Principal Amount of Old Notes Tendered (must be in integral multiples of $1,000)
Name(s) of Holders
Name of Eligible Guarantor Institution Guaranteeing Delivery
Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution
DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRE- SENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE
X
X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person's authority to so act. Please print name(s) and address(es).
Name(s):
Capacity:
Address(es):

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GUARANTEE
(Not to be Used for Signature Guarantees)

        The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature
Address	Title
Name:

Zip Code		(Please Type or Print)
Area Code and Tel. No.	Dated:

        NOTE: DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be Used for Signature Guarantees)